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                                                                   Exhibit 10.36



                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of the 3rd day of March, 1999, by and between MICHAEL ANTHONY JEWELERS, INC., a Delaware corporation ("Purchaser") and TOWN & COUNTRY FINE JEWELRY GROUP, INC., a Massachusetts corporation ("Seller").


                                    RECITALS

     WHEREAS, Seller has commenced a reorganization case (the "Bankruptcy Case") by filing a voluntary petition for reorganization (the "Filing"), in the United States Bankruptcy Court for the District of Massachusetts, Eastern Division (the "Bankruptcy Court"), pursuant to chapter 11 of title 11, United States Code (the "Bankruptcy Code") and continues in the operation of its business and the custody of its property as a debtor in possession;

     WHEREAS, subject to the terms and conditions set forth herein, Purchaser desires to purchase and acquire from Seller and Seller desires to sell and deliver to Purchaser the Purchased Assets, as defined herein. and

     WHEREAS, it is a condition precedent to the consummation of the transactions contemplated hereunder that the Bankruptcy Court shall have approved the terms and conditions of this Agreement and the sale of the Purchased Assets to Purchaser, free and clear of any claims, liens or encumbrances of any kind:

     NOW, THEREFORE, Purchaser and Seller agree as follows:


                                   ARTICLE 1

                               PURCHASE AND SALE

     1.1. PURCHASED ASSETS.

     (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined herein), Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, free and clear of any claims, liens or encumbrances, all right, title and interest of Seller in and to the following assets (collectively, the "Purchased Assets"):

         (i) all tools (including etch and forming tools), models, molds, and bills of material, including, but not limited to those set forth on
     SCHEDULE 1.1(i) attached hereto and made a part hereof;

         (ii) (1) all patents, trademarks, service marks, know-how, registered designs, design rights, rights in confidential information, business or trade names or copyrights, (2) any licenses entered into (either as licensor or licensee) with respect to any of the foregoing, and (3) all information relating to the marketing of any products or services, all know-how,
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     technical information, including, but not limited to, that relating to design, manufacture, storage, distribution and supply of goods and services; including, but not limited to (with respect to the items referenced in (1) through (3)) the assets set forth on SCHEDULE 1.1(ii) attached hereto and made a part hereof;

         (iii) all sample lines, library lines and new product development, including, but not limited to those set forth on SCHEDULE 1.1(iii) attached hereto and made a part hereof;

         (iv) all of the assets of Seller located at Seller's location in New York, New York and Dallas, Texas, including, but not limited to those set forth on SCHEDULE 1.1.(iv) attached hereto and made a part hereof; and

          (v) three (3) wax machines for white mold charms as more particularly described on SCHEDULE 1.1(v) attached hereto and made a part hereof.

     (b) The sale, transfer, assignment and delivery (to the extent under Seller's control) of the Purchased Assets will be evidenced by the delivery by Seller to Purchaser of bills of sale, assignments and other instruments of transfer or conveyance as Purchaser may reasonably request, or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Purchaser; provided, however, that the failure to obtain any such bill of sale, assignment or other instrument of transfer shall not in any way affect the terms and conditions of this Agreement or the transfer of the Purchased Assets as set forth herein.

     1.2. EXCLUDED ASSETS. Notwithstanding anything set forth above to the contrary, Seller shall not sell to Purchaser and Purchaser shall not purchase from Seller any assets of Seller other than the Purchased Assets.

     1.3. NO ASSUMED LIABILITIES. Purchaser shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Seller, direct or indirect, known or unknown, absolute or contingent.


                                   ARTICLE II

                                 PURCHASE PRICE

     2.1. PURCHASE PRICE. The Purchase Price for the Purchased Assets (the "Purchase Price") shall be an amount, in cash or cash equivalents, equal to Four Million Five Hundred Thousand Dollars ($4,500,000).

     2.2. ESCROW ACCOUNT. On or prior to March 3, 1999, Purchaser shall have deposited an amount, in cash or a cash equivalent, equal to Five Hundred Thousand Dollars ($500,000) with Hill & Barlow, as escrow agent ("Escrow Agent") pursuant to the terms of an escrow agreement, in form



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and substance satisfactory to Seller, Purchaser and Escrow Agent, among Seller,
Purchaser and Escrow Agent (the "Escrow Agreement"). Such funds shall be held by Escrow Agent and applied on the Closing Date pursuant to Section 2.3. hereof or, If this Agreement shall have been terminated prior to the Closing Date, such funds shall be applied in accordance with Article VIII hereof.

     2.3. PAYMENT OF PURCHASE PRICE ON THE CLOSING DATE. Subject to fulfillment or waiver of the conditions set forth in this Agreement, Purchaser shall pay to Seller on the Closing Date the Purchase Price minus any funds disbursed to Seller pursuant to the terms of the Escrow Agreement. Such amounts shall be paid by wire transfer of immediately available funds to an account specified by Seller in a written notice received by Purchaser from Seller at least two
(2) days prior to the Closing Date.


                                  ARTICLE III

                        CLOSING AND POST-CLOSING MATTERS

     3.1. CLOSING DATE. Subject to termination pursuant to Article VIII hereof, the closing (the "Closing") shall he consummated at 10:00 A.M., local time, not later than the third (3rd) day following the date the Sale Order, as defined herein, is issued, or such later date as may be agreed upon by Purchaser and Seller after the conditions set forth in this Agreement have been satisfied, at the offices of Hutchins, Wheeler & Dittmar, Boston, Massachusetts, or at such other place or at such other time as shall be agreed upon by Purchaser and Seller (the "Closing Date"). As used herein, "Sale Order" means the order entered by the Bankruptcy Court approving this Agreement and authorizing the consummation of the transactions contemplated therein.

     3.2. PURCHASER'S DELIVERIES. Subject to the fulfillment or waiver of the conditions set forth in this Agreement, on the Closing Date Purchaser shall deliver to Seller all of the following:

          (a) The balance of the Cash Purchase Price in accordance with
     Section 2.2 hereof;

          (b) A copy of Purchaser's Certificate of Incorporation certified as of a recent date by the Secretary of State of the Purchaser's state of incorporation;

          (c) A certificate of good standing of Purchaser issued as of a recent date by the Secretary of State of Purchaser's state of incorporation;

          (d) A certificate of the secretary or an assistant secretary of Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the Certificate of Incorporation of Purchaser since the date of the certified copy delivered pursuant to Section 3.2(b) hereof; (ii) the By-Laws of Purchaser; (iii) the resolutions of the Board of Directors of Purchaser authorizing the execution and performance of this Agreement



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     and the contemplated transactions; and (iv) incumbency and signatures of the officers executing this Agreement and any documents, instruments and agreements referenced herein;

          (e) A certificate executed by Purchaser as of the Closing Date as to the matters set forth in Sections 3.4(a) and (b) hereof; and,

          (f) The written instructions of Purchaser instructing the Escrow Agent to release the balance of the funds held pursuant to the Escrow Agreement to Seller.

     3.3. SELLER'S DELIVERIES. Subject to the fulfillment or waiver of the conditions set forth in this Agreement, on the Closing Date Seller shall deliver or cause to be delivered all of the following:

          (a) Copies of the Articles of Organization of Seller, certified as of a recent date by the Secretary of The Commonwealth of Massachusetts.

          (b) A certificate of good standing of Seller issued as of a recent date by the Secretary of The Commonwealth of Massachusetts.

          (c) A certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, as to (i) no amendments to the Certificate of Incorporation of Seller since the date of the certified copy delivered pursuant to Section 3.3(a) hereof; (ii) the By-Laws of Seller; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the contemplated transactions; and
     (iv) incumbency and signatures of the officers of Seller executing this Agreement and any documents, instruments and agreements referenced herein;

          (d) All consents, waivers or approvals obtained by Seller with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

          (e) A certificate executed by Seller as of the Closing Date as to the matters set forth in Sections 3.4(a) and (b) hereof;

          (f) Any permits, licenses, files and records to be delivered pursuant to Section 1.1 of this Agreement;

          (g) The written instructions of Seller instructing the Escrow Agent to release the balance of the funds held pursuant to the Escrow Agreement to Seller; and,

          (h) Such other bills of sale, assignments and other instruments of transfer or conveyance as Purchaser may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery (to the extent under Seller's control) of the Purchased Assets to Purchaser.



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     3.4. CONDITIONS OF CLOSING. The Closing of the transaction contemplated in this Agreement shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date, as the case may be:

          (a) As to each party, the representations and warranties of the other party shall be true and correct in all material respects at the time of the Closing to the same effect and extent as if such warranties and representations were made at the Closing;

          (b) As to each party, the performance by the other party of all terms and conditions of this Agreement required to be performed in all material respects at or prior to the Closing shall have been fulfilled, including the delivery of all documents required hereunder to be delivered at or prior to the Closing;

          (c) With respect to the Bankruptcy Case:

              (i) on or prior to March 3, 1999, Seller shall have filed the appropriate motion pursuant to the Bankruptcy Code with the Bankruptcy Court seeking the authorization of the sale of the Purchased Assets to Purchaser as contemplated by the terms of this Agreement (the "Sale Motion");

              (ii) on or prior to March 10, 1999, the Bankruptcy Court shall have entered an order approving the Competitive Bid Procedure, as described in Section 6.1 hereof, and the Break-Up-Fee, as defined in
          Section 8.4. hereof; and

              (iii) on or prior to March 19, 1999, the Bankruptcy Court shall have issued the Sale Order; and

          (d) There shall have been no material adverse changes in the condition of the Purchased Assets from the date hereof through the Closing Date; and,

          (e) Except with respect to an appeal of the Sale Order (so long as such appeal has not stayed the Sale Order), no suit, action, or other proceeding shall be threatened by or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain material damages or relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

     3.6 FURTHER ASSURANCES. Each of the parties hereto agrees that it will, from time to time hereafter, execute and deliver such other documents and instruments and take such other action (other than the expenditure of a material amount of funds) as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement.



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                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser and agrees as follows:

     4.1. ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good in standing under the laws of The Commonwealth of Massachusetts. Seller has no subsidiaries.

     4.2. AUTHORITY OF SELLER; ENFORCEABILITY. Subject only to Bankruptcy Court approval, Seller has the full power and authority to execute, deliver and perform this Agreement and all documents, instruments and agreements referenced herein and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming due authorization of, and execution and delivery by, Purchaser, this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

     4.3. GOVERNMENTAL AUTHORIZATION. Except with respect to Bankruptcy Court approval and except as set forth in SCHEDULE 4.3 hereto, no governmental license, permit or authorization and no registration, declaration or filing with any governmental authority or regulatory agency by Seller is required in connection with the execution, delivery and performance of this Agreement and the performance of the transactions contemplated herein.

     4.4. NO AGREEMENTS. There are no existing agreements, options, commitments, arrangements or rights with, to or in any third party to acquire any of the Purchased Assets.

     4.5. LITIGATION. There are no actions, suits, or proceedings pending before any court or administrative agency or board, or to the knowledge of Seller threatened against or affecting the Purchased Assets other than as set forth in
SCHEDULE 4.5 hereto.

     4.6. [Intentionally Omitted]

     4.7. TITLE TO AND CONDITION OF ASSETS. Except as set forth on SCHEDULE 4.7 hereto, Seller owns and possesses and will own and possess as of the Closing Date all right, title and interest in and to the Purchased Assets, including, without limitation good and merchantable title to the Purchased Assets free and clear of all encumbrances (other than those listed on SCHEDULE 4.7 hereto) or other title defects or restrictions of any nature. Upon entry of the Sale Order, Seller will have as of the Closing Date the right, power and authority to convey, transfer, assign and deliver the Purchased Assets free and clear of any encumbrance or restriction. All tangible Purchased Assets of Seller are in Seller's possession or under its control except as set forth on SCHEDULE 4.7 hereto, and any equipment included in the Purchased Assets is in good operating condition and repair, subject only to routine maintenance and ordinary wear and tear consistent with the age and use thereof; and is fit



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and adequate for use in the ordinary course of Seller's business as currently conducted. Seller enjoys peaceful and quiet possession of die Purchased Assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business.

     4.8. BROKERAGE AND FINDER'S FEES. No shareholder, officer, director or agent of Seller has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller and agrees as follows:

     5.1. ORGANIZATION OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2. AUTHORITY OF PURCHASER; ENFORCEABILITY. Purchaser has the full power and authority to execute, deliver and perform this Agreement and all documents, instruments and agreements referenced herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization of; and execution and delivery by Seller, this Agreement constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     5.3. NO VIOLATION. Except for matters as to which written consents, amendments or waivers have been obtained, the execution and delivery of this Agreement does not, and the consummation by Purchaser of the transactions contemplated hereby will not, result in any violation of or default under, any agreement to which Purchaser is a party and, if violated, would have a material adverse effect on Purchaser. No authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation, by Purchaser of the transactions contemplated hereby which has not already been obtained.

     5.4. GOVERNMENTAL AUTHORIZATION. No governmental license, permit or authorization and no registration, declaration or filing with any governmental authority or regulatory agency by Purchaser is required in connection with the execution, delivery and performance of this Agreement and the performance of the transactions contemplated herein which has not already been obtained.

     5.5. BROKERAGE AND FINDER'S FEES. No shareholder, officer, director or agent of Purchaser has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.



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     5.6. SUFFICIENT FUNDS. As of the date of this Agreement, Purchaser has sufficient funds to pay the Purchaser Price based on cash or cash equivalents on band and available bank (or other institutional lender) financing.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1. COMPETITIVE BID PROCEDURE. Purchaser and Seller acknowledge that this Agreement is being entered into subject to another party offering a higher and better bid for the Purchased Assets; therefore, Seller shall provide notice by mail and publication in the manner approved by the Bankruptcy Court (i) announcing the time and date of the hearing to approve the Sale Motion (the "Sale Hearing"), and (ii) inviting the submission of "higher and better bids" for the Purchased Assets (the "Competitive Bid Procedure"). Subject to Bankruptcy Court approval, the terms of the Competitive Bid Procedure shall be as follows:

          (a) at least three (3) days prior to the Sale Hearing, any competing bidder shall have executed a definitive agreement on identical terms as this Agreement (except as for purchase price) which Seller deems to contain a superior bid, and which agreement shall be valid, binding and enforceable upon approval of the Bankruptcy Court;

          (b) a competing bid shall be accompanied by a certified check or cash deposit in the amount of Five Hundred Thousand Dollars ($500,000) which shall be held in escrow by counsel for Seller and, if such competing bid is accepted and approved by the Bankruptcy Court, shall be applied toward the purchase price or, if such competing bid is not accepted, shall be refunded in full to such competing bidder after the Sale Hearing (unless such competing bidder has breached or violated its agreement with Seller);

          (c) a competing bid must be at least Two Hundred Thousand Dollars ($200,000) in excess of the Purchase Price;

          (d) a competing bid shall not be subject to any further due diligence by the competing bidder and shall not contain any other conditions precedent to the consummation of the purchase other than those identical to the conditions precedent contained in this Agreement;

          (e) a competing bid must state that the competing bidder is prepared to consummate the purchase within three (3) days of entry of an order by the Bankruptcy Court approving such competing bid; and



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          (f) the Competitive Bid Procedure shall be subject to such other terms and conditions as the Bankruptcy Court shall require.

     6.2. AUCTION. In the event that Seller receives a competing bid that meets the Competitive Bid Procedure set forth Section 6.1 and is otherwise acceptable to Seller, Seller shall conduct an auction (the "Auction") at the Sale Hearing under the direction and supervision of the Bankruptcy Court. No person or entity other than Purchaser or a bidder that has made a competing bid that meets the Competitive Bid Procedure set forth Section 6.1 shall be entitled to participate in the Auction. All bids at the Auction must be made in increments of not less than Two Hundred Thousand Dollars ($200,000). The Auction shall be subject to such other terms and conditions as the Bankruptcy Court shall require.

     6.3. [Intentionally Omitted]

     6.4. [Intentionally Omitted]

     6.5. [Intentionally Omitted]

     6.6. ACCESS TO RECORDS. Seller shall permit authorized representatives of Purchaser to have, prior to the Closing Date at mutually agreeable times, reasonable access to the premises of Seller, and the books and records relating to the Purchased Assets. Seller will furnish to Purchaser such operating data and information with respect to the Purchased Assets as Purchaser may from time to time reasonably request. Purchaser shall have the right to copies thereof and excerpts therefrom, at Purchaser's cost. All of Purchaser's investigations hereunder shall be conducted so as not to interfere with Seller's normal business activities. Purchaser agrees that any of the information received by it from Seller in connection with this Agreement shall be subject to the terms and conditions of the Confidentiality Agreement between Purchaser and Seller dated as of January 25, 1999.

     6.7. INSURANCE COVERAGE AND OPERATING ASSETS. Seller shall maintain its current insurance coverage with respect to the Purchased Assets, if any; and shall maintain all of the Purchased Assets in their current operating condition and repair (ordinary wear and tear excepted).

     6.8. ACCESS TO OFFICES. Purchaser shall have access until March 31, 1999 to Seller's facilities solely for the purpose of taking possession of the Purchased Assets located at such facilities. Purchaser agrees to leave each such facility in "broom clean" condition and shall indemnify Seller for any damage caused by Purchaser in connection with such access.



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                                  ARTICLE VII

                                  TAX MATTERS

     7.1. TRANSFER TAXES. Seller shall be responsible for the timely payment of, and shall indemnify and hold harmless Purchaser against, all federal, state and local sales taxes (including, without limitation, bulk sales, use, transfer, gains, recording, ad valorem and other similar taxes and fees ("Transfer Taxes")), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement.

     7.2. REASONABLE ASSISTANCE. Each of Purchaser and Seller shall provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for taxes, and each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 7.2 providing for the sharing of information or the review of any tax return or other schedule relating to taxes shall be kept confidential by the parties hereto.

     7.3. ALLOCATION OF CONSIDERATION. At least 30 days prior to the date that Internal Revenue Service Form 8594 is required to be filed with respect to the acquisition of the Purchased Assets, Purchaser shall prepare and deliver to Seller an allocation of the Purchase Price, which shall be mutually agreed to by Seller and Purchaser and shall reflect the fair market value of the Purchased Assets. Each of Purchaser and Seller shall report the transactions contemplated hereby for federal income tax and all other tax purposes including, without limitation, for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") in a manner consistent with such allocation, and shall not voluntarily take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation or otherwise with respect to any tax return. Each of Purchaser and Seller shall cooperate in the preparation and shall timely file a Form 8594 in accordance with the requirements of
Section 1060 of the Code and this Section 7.3.


                                  ARTICLE VIII

                                  TERMINATION

     8.1. TERMINATION PRIOR TO CLOSING DATE. This Agreement may be terminated at any time, but not later than the Closing Date, by:

          (a) Purchaser and Seller mutually agreeing, in the exercise of their sole and absolute discretion, in writing to terminate this Agreement;



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          (b) Purchaser, at any time after the date of this Agreement, if Seller shall have failed to file the Sale Motion;

          (c) Purchaser any time after March 10, 1999, if the Bankruptcy Court shall have failed to enter an order approving the Competitive Bid Procedure and the Break-Up-Fee; and,

          (d) Purchaser on or after March 19, 1999, if the Bankruptcy Court shall have failed to issue the Sale Order.

     8.2. TERMINATION ON THE CLOSING DATE. If the Closing Date shall not have occurred, and all conditions precedent therewith have not been satisfied, on or prior to March 22, 1999, then either Purchaser or Seller, upon written notice to the other party hereto, shall have the unconditional right to terminate this Agreement.

     8.3. AGREEMENT VOID. In the event of the termination of this Agreement pursuant to this Section, this Agreement shall forthwith become void and have no effect and there shall be no obligation or liability (other than with respect to the Break-Up-Fee) on the part of any party hereto or its directors, officers or shareholders; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

     8.4. BREAK-UP FEE. Seller and Purchaser acknowledge that the execution and delivery of this Agreement may result in competing bids for the Purchased Assets and that it is impossible to ascertain with any degree of certainty the damages that would result to Purchaser by reason of any failure by Seller to consummate the transaction contemplated by this Agreement; therefore, Seller agrees that in addition to any other rights of Purchaser under this Agreement and subject to approval by the Bankruptcy Court; in the event that the transactions contemplated by this Agreement are not consummated in accordance with the terms, hereof, other than as a result of a breach by the Purchaser, upon (a) the sale of all or a substantial portion of the Purchased Assets to any one or more person or entity other than Purchaser pursuant to the Auction provided in
Section 6.2, or (b) the failure of Seller to use reasonable efforts to obtain the Sale Order from the Bankruptcy Court within the time period specified in this Agreement, then Seller shall pay to Purchaser, as liquidated damages and not as a penalty, the sum of One Hundred Fifty Thousand Dollars ($150,000) as reimbursement to Purchaser for the reasonable out-of-pocket expenses of Purchaser (the "Break-Up-Fee"). The Break-Up Fee shall be an administrative expense under the Bankruptcy Code with a priority superior to that of any other expense of the estate of Seller.

     8.5. ESCROW ACCOUNT. If this Agreement is terminated at any time for any reason prior to the Closing Date, then Purchaser and Seller agree that all funds held in the Escrow Account shall be disbursed by the Escrow Agent on the day the Agreement is terminated. Purchaser and Seller shall have each executed the appropriate written instructions to be delivered to the Escrow Agent to effect such disbursement.



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                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     9.1. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall terminate at the Closing Date; provided however, that any covenants or obligations to be performed after the Closing Date shall survive until such date as such covenants and obligations are fully performed. Except for the representations and warranties expressly set forth in this Agreement, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of itself or any of its assets, liabilities and operations, or the transaction contemplated hereby, including, without limitation, any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose, and Seller expressly disclaims any such representation or warranty. Except for the representations and warranties set forth in this Agreement, Purchaser is acquiring the Purchased Assets on an "as is" and "where is" basis.

     9.2. RISK OF LOSS. Legal title, equitable title and risk of loss with respect to the Purchased Assets shall not pass to Purchaser until the Purchased Assets are transferred to Purchaser at the Closing.

     9.3. RIGHT TO SPECIFIC PERFORMANCE. In addition to any other rights hereunder, the parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed by the parties in accordance with the terms hereof and that Purchaser or Seller shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     9.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail, by private courier or by facsimile (with telephonic confirmation of receipt) addressed as follows:


     IF TO PURCHASER, TO:
     Michael Anthony Jewelers, Inc.
     115 South MacQueston Parkway
     Mount Vernon, New York 10550
     Attention: Allan Corn
     Facsimile No.: (914) 699-2335

     With a copy to:

     Benesch, Friedlander, Coplan & Aronoff LLP
     2300 BP America Building
     200 Public Square
     Cleveland, Ohio 44114

     Attention: Brett Barragate, Esq.
     Facsimile No.: (216) 363-4588

     IF TO SELLER TO:
     Town & Country Fine Jewelry Group, Inc.,
       Debtor
     25 Union Street
     Chelsea, Massachusetts 02150
     Attention: David W. Cochran
     Facsimile No.: (617) 889-3683

     With copies to:

     Hutchins, Wheeler & Dittmar
     101 Federal Street
     Boston, Massachusetts 02110
     Attention: Francis, J. Feeney, Jr., Esq.
     Facsimile No.: (617) 951-1295

or to such other address as such party may indicate by a notice delivered to the other party hereto.

     9.5. SUCCESSORS AND ASSIGNS.

          (a) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the prior consent of the other. Following the Closing, either party may (with the prior written consent of the other party) assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Purchaser, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 9.6 any right, remedy or claim under or by reason of this Agreement.

     9.6. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto and are not intended to confer on any other person any rights or remedies hereunder or thereunder. This



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Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     9.7. INTERPRETATION. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim.

     9.8. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in ally way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     9.9. EXPENSES. Except as otherwise set forth herein, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its parties performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

     9.10. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or enforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless a construction would be reasonable.

     9.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts amid by facsimile signature, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the Seller and Purchaser.

     9.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

     9.13. CONTROVERSIES. The Bankruptcy Court shall have exclusive jurisdiction over all controversies relating to this Agreement.

     9.14. ACCESS TO RECORDS AFTER CLOSING. After the Closing Date, Purchaser and Seller and its representatives shall have reasonable access to all of the books and records relating to the Purchased Assets which the other party may retain after the Closing Date. Such access shall be afforded by the Seller upon receipt of reasonable advance notice and during normal business hours. Each party shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 9.14. If Seller shall desire to dispose of any of such books and records, Seller shall, prior to such disposition, give Purchaser a reasonable opportunity to access such books and records as Purchaser may select.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                             TOWN & COUNTRY FINE JEWELRY
                                               GROUP, INC.

                                             By: /s/ David A. Cochran
                                                 -------------------------------

                                             Title: President & CEO
                                                    ----------------------------

                                             MICHAEL ANTHONY JEWELERS, INC

                                             By: /s/ Michael A. Paolercio
                                                 -------------------------------

                                             Title: CEO
                                                    ----------------------------



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